Exhibit 99.1

Avalanche Biotechnologies, Inc. Reports First Quarter 2016 Financial Results

MENLO PARK, CA, May 6, 2016 – Avalanche Biotechnologies, Inc. (Nasdaq: AAVL), a gene therapy company committed to discovering and developing novel medicines for patients suffering from diseases with few or burdensome treatment options, today reported financial results for the quarter ended March 31, 2016.

“With the announcement of our proposed transaction with Annapurna Therapeutics, the first quarter of 2016 marked a new direction for Avalanche. Our development plans have expanded to include gene therapy programs targeting difficult to treat orphan diseases,” said president and chief executive officer of Avalanche, Paul B. Cleveland. “We expect to complete the transaction in the second quarter, and plan to introduce a new name and ticker symbol to symbolize this change.”

“Our expanded pipeline will include a first-in-human study of ANN-001 for A1AT deficiency, planned to begin later this year and a first-in-human study of ANN-002 for heredity angioedema, or HAE, estimated to initiate in 2017. With our combined resources and talent, we will have the opportunity to build a leadership role in developing promising, new gene therapies in multiple disease areas,” concluded Mr. Cleveland.

First Quarter Financial Results

•	Cash, cash equivalents and marketable securities were $247.1 million as of March 31, 2016, compared to $259.1 million as of December 31, 2015.

•	Revenues, consisting of revenue from collaborative research, were $0.3 million for the quarter ended March 31, 2016, compared to $0.2 million for the quarter ended March 31, 2015.

•	Research and development expenses were $7.5 million for the quarter ended March 31, 2016 compared to $5.6 million for the quarter ended March 31, 2015. Included in these expenses were non-cash charges of approximately $2.2 million in stock-based compensation expenses for the first quarter of 2016, compared to $0.3 million for the first quarter of 2015. The increase was primarily related to the accelerated vesting of stock awards in connection with executive separation agreements entered into during the first quarter of 2016.

•	General and administrative expenses were $8.3 million for the quarter ended March 31, 2016, compared to $4.1 million for the quarter ended March 31, 2015. Included in these expenses were approximately $1.9 million in professional service fees incurred related to the proposed transaction with Annapurna Therapeutics, and non-cash charges of approximately $1.9 million in stock-based compensation expenses, compared to $0.5 million in stock-based compensation expenses for the first quarter of 2015, also reflecting expenses resulting from the executive separation agreements entered into during the first quarter of 2016.

•	Net loss attributable to common stockholders was $15.4 million, or $0.57 per basic and diluted share, for the quarter ended March 31, 2016, compared to a net loss attributable to common stockholders of $9.5 million, or $0.38 per basic and diluted share, for the quarter ended March 31, 2015.

About Avalanche Biotechnologies, Inc.

Avalanche is a gene therapy company committed to discovering and developing novel medicines that can offer potentially life-changing therapeutic benefit to patients suffering from diseases with few or burdensome treatment options. Avalanche is leveraging its next generation adeno-associated virus (AAV)-based directed evolution platform to generate product candidates designed to provide durable efficacy by inducing sustained expression of a therapeutic protein. With significant capabilities and expertise in vector optimization, process development and manufacturing, Avalanche seeks to discover and develop targets in ophthalmology and beyond. For more information, please visit www.avalanchebiotech.com.

Safe Harbor Statements

Additional Information about the Proposed Transaction with Annapurna and Where to Find It

This announcement does not constitute a solicitation of any vote or approval. In connection with the proposed transaction with Annapurna, Avalanche filed a definitive proxy statement with the Securities and Exchange Commission, or the SEC, on April 7, 2016, and the proxy statement was mailed to Avalanche stockholders on or about April 11, 2016. INVESTORS AND SECURITY HOLDERS OF AVALANCHE ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT AVALANCHE, ANNAPURNA AND THE PROPOSED TRANSACTION AND ISSUANCE OF AVALANCHE COMMON STOCK. The proxy statement and other relevant materials, and any other documents filed by Avalanche with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Avalanche by directing a written request to: Avalanche Biotechnologies, Inc., 1035 O’Brien Drive, Suite A, Menlo Park, CA 94025, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and any other relevant materials filed with the SEC before making any voting decision with respect to the issuance of Avalanche common stock and other matters relating to the proposed transaction.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the therapeutic potential of, and development plans for, our product candidates; the structure, timing and completion of our proposed transaction with Annapurna; our expectations regarding the capitalization, resources and ownership structure of the combined company; our expectations regarding the sufficiency of the combined company’s resources to fund the advancement of any development program or the completion of any clinical trial; the nature, strategy and focus of the combined company; the safety, efficacy and projected development timeline and commercial potential of any product candidates; the executive officer and board structure of the combined company; and the expectations regarding voting by Avalanche stockholders. Avalanche may not consummate the proposed transaction, or any plans or product development goals in a timely manner, or at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with stockholder approval of the issuance of Avalanche common stock and the ability to consummate the proposed transaction, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources for combined company operations and to conduct or continue planned development programs and the ability to successfully develop any of our or Annapurna’s product candidates. Risks and uncertainties facing Avalanche are described more fully in Avalanche’s periodic reports filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Avalanche undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Contacts

For Avalanche:

Lauren Glaser

(650) 656-9347

lauren@avalanchebiotech.com

AVALANCHE BIOTECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$247,082	$259,080
Prepaid expenses and other current assets	2,147	1,912

Total current assets	249,229	260,992
Property and equipment, net	3,565	3,187
Deposits and other long-term assets	140	140

Total assets	$252,934	$264,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,375	$4,612
Restructuring liability	49	1,013
Current portion of deferred rent	73	66
Current portion of deferred revenue	1,059	883

Total current liabilities	5,556	6,574

Deferred rent, less current portion	429	447
Deferred revenue, less current portion	5,383	4,706

Total liabilities	11,368	11,727

Stockholders’ equity	241,566	252,592

Total liabilities and stockholders’ equity	$252,934	$264,319

AVALANCHE BIOTECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Collaboration and license revenue	$265	$203

Operating expenses:
Research and development	7,455	5,621
General and administrative	8,318	4,143

Total operating expenses	15,773	9,764

Operating loss	(15,508)	(9,561)

Other income (expense), net	116	52

Net loss	$(15,392)	$(9,509)

Net loss per share attributable to common stockholders, basic and diluted	$(0.57)	$(0.38)

Weighted-average common shares outstanding, outstanding, basic and diluted	27,095	24,887